Exhibit 23(iii)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of American Oil & Gas, Inc. on Amendment No. 2 to Form SB-2 (Commission File No. 333-120987) of our report dated January 14, 2003, relating to the financial statements of American Oil & Gas, Inc. for the year ended December 31, 2002.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in such Prospectus.



CLYDE BAILEY, P.C.

San Antonio, Texas
January 28, 2005